                                                                    Exhibit 23.2

                        Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-4) and related Prospectus of American International Group, Inc. for the registration of its common stock, and to the incorporation by reference therein of our report dated January 23, 2001 with respect to the consolidated financial statements of American General Corporation incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 2000 and the related financial statement schedules included therein, filed with the Securities and Exchange Commission.



Houston, Texas
June 19, 2001

                                        /s/ Ernst & Young LLP
                                        ----------------------------------
                                        Ernst & Young LLP